EXHIBIT 99.1

Global Geophysical Services, Inc. to Present at EnerCom's Denver Conference

HOUSTON, Aug. 9, 2011 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that it will participate in EnerCom's 2011 The Oil & Gas Conference® on Tuesday, August 16, 2011. Mathew Verghese, Sr. VP and CFO, will give a presentation which is scheduled to begin at 9:15 a.m. MDT (11:15 a.m. EDT).

Presentation materials and a link to the webcast will be available on GGS' website at www.globalgeophysical.com.

About Global Geophysical Services, Inc.

GGS provides an integrated suite of Geoscience solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade® seismic data acquisition, Multi-client data library products, micro seismic monitoring, seismic data processing, data analysis, and interpretation services. GGS combines experience, innovation, operational safety, and environmental responsibility with leading edge geophysical technology to facilitate successful E&P execution. GGS' combined product and service offerings provide the ability to Gain InSight™ in the exploration and production of hydrocarbons. GGS is headquartered in Houston, Texas.

To learn more about GGS, visit www.globalgeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com
         13927 South Gessner Road
         Missouri City, TX 77489
         Phone: 713-808-1750
         Fax: (713) 972-1008
         www.globalgeophysical.com